As filed with the Securities and Exchange Commission on May 20, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	98-0533350
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal registered offices) (Zip Code)

Genpact Limited 2017 Omnibus Incentive Compensation Plan

(as amended and restated as of May 19, 2022)

(Full title of the Plan)

Heather D. White, Esq.

Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, NY 10036

(Name and address of agent for service)

(646) 624-5913

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the Genpact Limited 2017 Omnibus Incentive Compensation Plan (as amended and restated as of May 19, 2022) (the “Plan”) of Genpact Limited (the “Registrant”), is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. In accordance with such instruction, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-217804, filed with the Securities and Exchange Commission on May 9, 2017 by the Registrant (the “Prior Registration Statement”), relating to the Plan, including periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant that were incorporated by reference into the Prior Registration Statement, except for Item 8, Exhibits, with respect to which the Exhibit Index included in Part II of this Registration Statement is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Number	Description

5.1*	Opinion of Appleby (Bermuda) Limited.

23.1*	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1)

23.2*	Consent of KMPG Assurance and Consulting Services LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature pages of this registration statement)

99.1	Genpact Limited 2017 Omnibus Incentive Compensation Plan (as amended and restated as of May 19, 2022) (incorporated by reference to Exhibit 1 to the Registrant’s proxy statement on Schedule 14A (File No. 001-33626) filed with the Securities and Exchange Commission on April 6, 2022)

107*	Filing Fee Tables

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York on this 20th day of May, 2022.

GENPACT LIMITED

By:	/s/ N.V. Tyagarajan
Name: N.V. Tyagarajan
Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Genpact Limited hereby severally constitute and appoint Heather D. White and Thomas D. Scholtes, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Genpact Limited to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ N.V. Tyagarajan N.V. Tyagarajan	President, Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2022

/s/ Michael Weiner Michael Weiner	Chief Financial Officer (Principal Financial and Accounting Officer)	May 20, 2022

/s/ James Madden James Madden	Chairman of the Board of Directors	May 20, 2022

/s/ Ajay Agrawal Ajay Agrawal	Director	May 20, 2022

/s/ Stacey Cartwright Stacey Cartwright	Director	May 20, 2022

/s/ Laura Conigliaro Laura Conigliaro	Director	May 20, 2022

/s/ Tamara Franklin Tamara Franklin	Director	May 20, 2022

/s/ Carol Lindstrom Carol Lindstrom	Director	May 20, 2022

/s/ CeCelia Morken CeCelia Morken	Director	May 20, 2022

/s/ Brian Stevens Brian Stevens	Director	May 20, 2022

/s/ Mark Verdi Mark Verdi	Director	May 20, 2022

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

By:	/s/ Heather D. White
Name: Heather D. White
Title: Authorized Representative